UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2017

NuStar Energy L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-16417	74-2956831
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19003 IH-10 West

San Antonio, Texas 78257

(Address of principal executive offices)

(210) 918-2000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 20, 2017, NuStar Logistics, L.P. (“NuStar Logistics”), NuStar Energy L.P. (“NuStar Energy”), NuStar Pipeline Operating Partnership L.P. (“NuPOP”), Riverwalk Logistics, L.P., NuStar GP, LLC, NuStar GP, Inc., and NuStar Pipeline Company, LLC (collectively, the “NuStar Parties”) entered into an underwriting agreement (the “Underwriting Agreement”) with Mizuho Securities USA LLC, as representative of the several underwriters named therein (collectively, the “Underwriters”), relating to the public offering (the “Offering”) by NuStar Logistics of $550,000,000 aggregate principal amount of 5.625% Senior Notes due 2027 (the “Notes”). The Notes are being guaranteed on a full and unconditional basis by NuStar Energy and NuPOP. The aggregate net proceeds to NuStar Logistics for the Notes, after underwriting fees and commissions and estimated offering expenses, is approximately $543.8 million.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The closing of the issuance and sale of the Notes is expected to occur on April 28, 2017. The Offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an automatically effective registration statement on Form S-3 (Registration No. 333-212338) (the “Registration Statement”), dated June 30, 2016, and the prospectus supplement dated April 20, 2017, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act.

The Underwriting Agreement provides that the obligations of the Underwriters to purchase the Notes are subject to approval of certain legal matters by counsel to the Underwriters and other customary conditions. The NuStar Entities have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

Net proceeds from the Offering are expected to be used by NuStar Logistics to fund a portion of the purchase price and related fees and expenses for the previously announced acquisition of Navigator Energy Services, LLC (the “Acquisition”). Pending the potential use of the net proceeds from the Offering to fund a portion of the purchase price for the Acquisition, NuStar Logistics intends to use the net proceeds from the Offering for the repayment of outstanding borrowings under its revolving credit agreement (the “Credit Agreement”). To the extent that the net proceeds from the Offering and the previously announced common unit offering exceed amounts outstanding under the Credit Agreement, NuStar Logistics intends to use such proceeds to pay amounts outstanding under its receivables financing agreement and short-term lines of credit or hold such excess proceeds as cash. Alternatively, if the Acquisition is not consummated on or before August 31, 2017, or the Membership Interest Purchase and Sale Agreement entered into in connection with the Acquisition is terminated on or before such date, NuStar Logistics will use all of the net proceeds, together with additional funds it may provide, as necessary, to fund the redemption of the Notes. Certain of the Underwriters or their affiliates are lenders under the Credit Agreement, receivables financing agreement and short-term lines of credit and, in that respect, may receive a portion of the proceeds from the Offering through the repayment of borrowings outstanding under these debt agreements.

Certain of the underwriters and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with any of the NuStar Parties in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	EXHIBIT

Exhibit 1.1	Underwriting Agreement, dated April 20, 2017, by and among NuStar Logistics, L.P., NuStar Energy L.P., NuStar Pipeline Operating Partnership L.P., Riverwalk Logistics, L.P., NuStar GP, LLC, NuStar GP, Inc., and NuStar Pipeline Company, LLC and the several underwriters named on Schedule I thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR ENERGY L.P.

	By:	Riverwalk Logistics, L.P.
its general partner

		By:	NuStar GP, LLC
its general partner

Date: April 26, 2017	By:	/s/ Amy L. Perry
		Name:	Amy L. Perry
		Title:	Senior Vice President, General Counsel - Corporate & Commercial Law and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	EXHIBIT

Exhibit 1.1	Underwriting Agreement, dated April 20, 2017, by and among NuStar Logistics, L.P., NuStar Energy L.P., NuStar Pipeline Operating Partnership L.P., Riverwalk Logistics, L.P., NuStar GP, LLC, NuStar GP, Inc., and NuStar Pipeline Company, LLC and the several underwriters named on Schedule I thereto.